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                              AMENDED AND RESTATED
                                    AGREEMENT

     THIS AGREEMENT is entered into as of the 8th day of December, 2000 by and between Barbara Yamarick ("Executive") and Brandywine Realty Trust (the "Company") and amends and restates in its entirety the Agreement dated as of May 12, 1999 (the "Prior Agreement") between Executive and the Company.

     WHEREAS, Executive is currently employed by the Company and/or a Subsidiary (as defined below) of the Company;

     WHEREAS, in order to encourage Executive to remain an employee of the Company and/or a Subsidiary, the Company is entering into this Agreement with Executive.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Payment Obligation. The Company agrees that if (i) a Change of Control (as defined below) of the Company occurs at a time when Executive is then an employee of the Company and/or a Subsidiary of the Company and (ii) within one year of the occurrence of the Change of Control either (a) the Company or the purchaser or successor thereto (the "Purchaser") terminates the employment of Executive other than for Cause (as defined below) or (b) Executive resigns for Good Reason (as defined below), then the Company or Purchaser will be obligated to (i) continue to pay to Executive an amount equal to her base salary as in effect at the time of the Change of Control for a period expiring 547 days after the effective date of Executive's termination of employment and (ii) during the period referenced in the preceding clause (i), pay to Executive, in equal monthly installments, an amount equal to her bonus, if any, for the year preceding the termination or resignation.

     2. No Right to Employment. This Agreement shall not confer upon Executive any right to remain an employee of the Company or a Subsidiary of the Company, and shall only entitle Executive to the salary continuation payments in the limited circumstances set forth in Paragraph 1 above.

     3. Certain Definitions. As used herein: (i) the terms "Change of Control" and "Subsidiary" shall have the respective meanings assigned to them in the Company's 1997 Long-Term Incentive Plan, as amended (the "Plan"), (ii) the term "Cause" shall have the meaning assigned to it in the Plan (except that references in such Plan definition to "Company" shall be interpreted to mean the Company or Purchaser, as applicable) and (iii) the term "Good Reason" shall mean any of (a) a reduction in Executive's base salary as in effect at the time of the Change of Control, (b) a significant adverse alteration in the nature or status of Executive's responsibilities from those in effect at the time of the Change of Control or (c) relocation of the place where Executive performs her day-to-day responsibilities at the time of the Change of Control by more than 30 miles.

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     4. Tax Witholding, etc. All compensation payable under this Agreement shall be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by an employer to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. The Company shall have no obligation to make any payments to the Executive or make the Executive whole for the amount of any required taxes.

     5. Miscellaneous.

          1. Controlling Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          2. Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

          3. Liability of Trustees, etc. No recourse shall be had for any obligation of the Company hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of the Company, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Executive.

          4. Prior Agreement. The Prior Agreement is hereby amended and restated in its entirety.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       BRANDYWINE REALTY TRUST

                                       By: /s/ Gerard H. Sweeney
                                           -------------------------------------
                                           President and Chief Executive Officer


                                           /s/ Barbara Yamerick
                                           -------------------------------------
                                           Barbara Yamarick